THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286                                Revised as of:  07/19/96

CWMBS, INC                                                           10:48:00 AM
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

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
STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING
           AND SERVICING AGREEMENTS DATED MARCH 1, 1996 CUSIP #126691

                                                                        Distribution Date                   06/25/96

                                                                                       SINGLE                  TOTAL
4.06(i)  Reduction of the Stated Amount of Certificates                           CERTIFICATE                 AMOUNT
                  Class A-1 Certificates.                    RS5                 $68.95867763           1,969,315.02
                  Class A-2 Certificates.                    RT3                  $0.00000000                   0.00
                  Class A-3 Certificates.                    RU0                  $0.00000000                   0.00
                  Class A-4 Certificates.                    RV8                  $0.00000000                   0.00
                  Class A-5 Certificates.                    RW6                  $0.00000000                   0.00
                  Class A-6 Certificates.                    RX4                  $0.00000000                   0.00
                  Class A-7 Certificates.                    RY2                  $0.00000000                   0.00
                  Class A-8 Certificates.                    RZ9                  $1.08159228              12,165.75
                  Class A-R Certificates.                    SA3                  $69.0000000                   6.90
                  Class X Certificates.                      SC9                   $0.0000000                   0.00
                  Class B-1 Certificates.                    SD7                  $0.60033290               6,473.99
                  Class B-2 Certificates.                    SE5                  $0.60033319               2,774.74
                  Class B-3 Certificates.                    SF2                  $0.60033442               1,849.03
                  Class B-4 Certificates.                    N/A                  $0.60033628                 678.38
                  Class B-5 Certificates.                    N/A                  $0.60034036                 370.41
                  Class B-6 Certificates.                    N/A                  $0.60033099                 801.62

                                                             Total Amount                               1,994,435.84
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     Aggregate amount of any Principal Prepayments


4.06(ii)  Amount of distribution           SINGLE                       TOTAL
          representing interest.           CERTIFICATE                 AMOUNT
           Class A-1 Certificates.         $5.02382539             143,469.90
           Class A-2 Certificates.         $5.83333333             479,237.50
           Class A-3 Certificates.         $5.83333333              89,611.67
           Class A-4 Certificates.         $5.83333333              25,089.17
           Class A-5 Certificates.         $0.00000000                   0.00
           Class A-6 Certificates.         $5.83333333             175,583.33
           Class A-7 Certificates.         $5.83333333              68,156.67
           Class A-8 Certificates.         $5.82107589              65,475.46
           Class A-R Certificates.         $5.02366667                   0.50
           Class X Certificates.           $1.02808693             211,175.53
           Class B-1 Certificates.         $5.82652989              62,833.30
           Class B-2 Certificates.         $5.82652989              26,930.22
           Class B-3 Certificates.         $5,82652989              17,945.71
           Class B-4 Certificates.         $5,82652986               6,583.98
           Class B-5 Certificates.         $5.82652989               3,594.97
           Class B-6 Certificates.         $5.82653990               7,780.15

                      Total Amount                               1,383,468.06


4.06(iii)  Amount of interest shortfall                                     0.00

4.06(vi)  Stated Amount of Certificates after this Distribution             0.00

                             ORIGINAL             SINGLE                TOTAL
                             BALANCE           CERTIFICATE            AMOUNT
 Class A-1 Certicicates.   28,557,900.00       $792.26853130    $22,625,525.49
 Class A-2 Certificates.   82,155,000.00     $1,000.000000000    $82,155,000.00
 Class A-3 Certificates.   15,362,000.00     $1,000.000000000    $15,362,000.00
 Class A-4 Certificates.    4,301,000.00     $1,000.000000000     $4,301,000.00
 Class A-5 Certificates.      430,000.00     $1,000.000000000       $430,000.00
 Class A-6 Certificates.   30,100,000.00     $1,000.000000000    $30,100,000.00
 Class A-7 Certificates.   11,684,000.00     $1,000.000000000    $11,684,000.00
 Class A-8 Certificates.          100.00       $792.200000000    $11,212,199.09
 Class A-R Certificates.  205,406,296.72        $970.75893185            $79.22
 Class X Certificates.     10,784,000.00        $998.23336239   $199,399,997.20
 Class B-1 Certificates.   $4,622,000.00        $998.23336218    $10,764,948.58
 Class B-2 Certificates.    3,080,000.00        $998.23336039     $4,613,834.60
 Class B-3 Certificates.    1,130,000.00        $998.23335398     $3,074,558.75
 Class B-4 Certificates.      617,000.00        $998.23335494     $1,128,003.69
 Class B-5 Certificates.      617,000.00        $998.23335494       $615,909.98
 Class B-6 Certificates.    1,335,296.72        $998,23336644     $1,332,937.74

                                         Total                  $199,399,997.14

4.06(v)   The Pool Stated Principal Balance for the following
          Distribution Date                                      $199,399,997.16

4.06(vi)  Senior Percentage for this Distribution Date           89,3030104203%
          Subordinated Percentage for this Distribution Date     10,6969895797%

4.06(vii) Amount of the Master Servicing Fees paid to or              20,978.59
          retained by the Master Servicer with respect to such Distribution Date

4.06(viii)  Pass-Through Rate and for each Class of Certificates
            Class A-1 Certificates.                          7.000000000%
            Class A-2 Certificates.                          7.000000000%
            Class A-3 Certificates.                          7.000000000%
            Class A-4 Certificates.                          7.000000000%
            Class A-5 Certificates.                                   N/A
            Class A-6 Certificates.                           7.00000000%
            Class A-7 Certificates.                           7.00000000%
            Class A-8 Certificates.                           7.00000000%
            Class A-R Certificates.                           1.25828024%
            Class X Certificates.                             7.00000000%
            Class B-1 Certificates.                           7.00000000%
            Class B-2 Certificates.                           7.00000000%
            Class B-3 Certificates.                           7.00000000%
            Class B-4 Certificates.                           7.00000000%
            Class B-5 Certificates.                           7.00000000%
            Class B-6 Certificates.                           7.00000000%


4.06(ix)  Amount of Advances included in the distribution on          18,392.81
          such Distribution Date
          Aggregate amount of Advances outstanding as of the          22,884.82
          close of business on such Distribution Date.

4.06(x)   The number and aggregate principal amounts of Mortgage
          Loans delinquent                                            18,392.81

                                      30 to 59 days     9          1,987,170.23
                                      60 to 89 days     2            184,865.91
                                       90 or more       1            191,250.00

         The number and aggregate principal amounts of Mortgage Loans in foreclosure
                                      In foreclosure    0                 $0.00

4.06(xi)    The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceeding 12 calendar months or
            all calendar months since cut-off date
            (a)  All outstanding Mortgage loans on each Due Date           $0.00
            (b)  Delinquent 60 days or more on each of the Due Dates       $0.00

4.06(xi)    Loan number and Stated Principal Balance of any Mortgage       $0.00
            loan that became an REO Property during the preceding calendar month.

4.06(xiii)  Total number and principal balance of any REO
            Properties as of the close of business      0                  $0.00
            on the Determination Date preceding such Distribution Date.

4.05(xiv)   Senior Prepayment Percentage                         100.0000000000%

4.06(xv)    Aggregate amount of Realized Losses incurred during the        $0.00
            preceding calendar month.
            Aggregate amount of Realized Losses through Distribution Date  $0.00

4.06(xvi)   Special Hazard Loss Coverage Amount                     3,118,505.00
            Required Fraud Loss Coverage                            6,099,827.00
            Current Bankruptcy Amount                                 100,000.00

4.06(xviii) Withdrawal from Reserve Fund for such Distribution Date
                      A-6                                                  $0.00
                      A-7                                                  $0.00

4.06(xix)   Amount remaining in the Reserve Fund after taking into
            account amounts withdrawn for such distribution date
                      A-6                                         $30,100,000.00
                      A-7                                         $11,684,000.00